As filed with the Commission on October 17, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	98-0542444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 S Valley Hwy, Suite 300

Englewood, CO 80112

(720) 981-1185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick H. Earnest

Chief Executive Officer
Vista Gold Corp.
8310 S Valley Hwy, Suite 300

Englewood, CO 80112
(720) 981-1185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, CO 80202-5549

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “accelerated filer”, “large accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☒

Smaller Reporting Company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $7,871,201 of our common shares that may be issued and sold under the At the Market Offering Agreement, or the sales agreement, dated November 22, 2017, as amended, with H.C. Wainwright & Co., LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The up to $7,871,201 of common shares that may be offered, issued and sold under the sales agreement prospectus is included in the $50 million of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with H.C. Wainwright & Co., LLC, any portion of the $7,871,201 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50 million of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion: Dated October 17, 2024

VISTA GOLD CORP.

$50,000,000 Common Shares Warrants Subscription Receipts Units

Vista Gold Corp. (the “Company”) may offer and sell, from time to time, up to $50,000,000 aggregate initial offering price of common shares in the capital of the Company, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”). This Prospectus also covers (i) Common Shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Shares that may be issued pursuant to anti-dilution or adjustment provisions in Warrants or Subscription Receipts issuable hereunder.

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE American (which we refer to as the “NYSE American”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On October 15, 2024, the last reported sale price of the Common Shares on the NYSE American was $0.72 per Common Share and on the TSX was C$0.99 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

Investing in the Securities involves risks. See “Risk Factors” on page 4.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ___________, 2024

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $50,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. The Company has not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Vista”, “Vista Gold” and the “Company” refer to Vista Gold Corp., either alone or together with its subsidiaries.

i

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES

We are subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws, and as a result we report our mineral reserves and mineral resources according to two different standards. For U.S. purposes, mineral property disclosures are reported in accordance with Item 1300 of Regulation S-K (“S-K 1300”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), while Canadian disclosures are reported in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions.

In our public filings in the U.S. and Canada and in certain other announcements not filed with the U.S. Securities Exchange Commission (“SEC”), we disclose proven and probable reserves and measured, indicated, and inferred resources, each as defined in S-K 1300 and NI 43-101. As currently reported, there are no material differences in our disclosed proven and probable reserves and measured, indicated, and inferred resource under each of S-K 1300 and NI 43-101. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves; therefore, investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into S-K 1300-compliant or NI 43-101-compliant reserves. Estimations of inferred resources involve far greater uncertainty as to their existence and economic viability than the estimations of other categories of resources; therefore, it cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.

CURRENCY

References to C$ refer to Canadian currency, A$ to Australian currency and $ to United States currency. All dollar amounts are expressed in thousands of dollars except references to per ounce and per share amounts.

METRIC CONVERSION TABLE

To Convert Metric Measurement Units	To Imperial Measurement Units	Multiply by
Hectares	Acres	2.4710
Meters	Feet	3.2808
Kilometers	Miles	0.6214
Tonnes	Tons (short)	1.1023
Liters	Gallons	0.2642
Grams	Ounces (troy)	0.0322
Grams per tonne	Ounces (troy) per ton (short)	0.0292

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including all exhibits hereto and any documents that are incorporated by reference as set forth under “Documents Incorporated by Reference”, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information under Canadian securities laws that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this Prospectus, our other filings with the SEC and Canadian securities commissions and in press releases and public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, those listed below. Dollar amounts in U.S. dollars and in thousands.

Operations

•	the results of the Mt Todd FS and its related estimates and projections, including projected free cash flow, future exchange rates and commodity prices;

•	estimates of future operating and financial performance;

•	future exploration plans;

•	our expectation of Mt Todd’s impact, including environmental and economic impacts;

•	estimates of mineral reserves and mineral resources;

•	our belief that using contract mining and power generation, and construction practices commonly used in Australia, creates an opportunity to maintain high capital efficiency at a smaller initial project scale;

•	Our belief that Mt Todd offers strategic optionality through development as a large-scale project or a smaller-scale start-up with subsequent staged expansion;

•	our belief that the feasibility study updated in 2024 demonstrates strong economics for development of a 50,000 tonnes per day (“tpd”) operation;

•	our belief that Mt Todd benefits from its location in a leading mining jurisdiction and offers opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities;

•	our belief that there is an opportunity to add gold mineral resources beyond presently defined mineral reserves through further exploration;

•	our belief that the Project has high capital efficiency;

•	our belief that interested parties continue to maintain a cautious approach to large-scale development projects;

•	our expectation that using a higher cutoff grade at the start of mine operations will help maintain competitive cash costs;

•	our belief that the scoping study demonstrated the merits of a smaller scale initial project but limited the mine life to a period similar to the mine life shown in the Mt Todd FS;

•	our belief that additional evaluation is needed to incorporate staged development scenarios that should improve resource utilization, mine life, and economic returns;

•	our belief that exploration at Mt Todd has identified additional growth targets immediately outside the Batman deposit;

•	our estimates of future operating and financial performance;

•	our belief that the 3.5% ad valorem royalty regime applied to gold production from Mt Todd represents a nearly 50% reduction in payable royalties and results in improved project economics and shareholder returns when compared to our 2024 updated Mt Todd FS, which included NT royalties equivalent to nearly a 7%, or $765 million, ad valorum rate. Our belief that under the previous net profits royalty regime, our base case economic analysis at an $1,800 gold price over the life of the mine;

•	our belief that the 6,000-7,000 meter Mt Todd drilling program is expected to have an all-in cost of approximately $2,000 and to be completed by year end;

•	our belief our working capital as of June 30, 2024, together with other potential future sources of financing and sales of non-core assets, will be sufficient to fund our currently planned corporate expenses, Mt Todd holding costs, and anticipated discretionary programs for at least one year from the date of issuance of our quarterly report on Form 10-Q;

•	our estimate that the outcome of the Mexico tax matter cannot be reasonably estimated at this time, and our estimate that the effect of the court ruling creates a potential income tax liability of up to approximately $2,000 plus assessable interest and penalties of up to an additional $1,500;

•	our belief that Vista’s long-term viability depends upon our ability to realize value from our principal asset, Mt Todd;

•	our objective to maintain adequate liquidity and minimize dilution as we advance our primary objective to maximize returns to our shareholders by preserving, enhancing, and realizing value from Mt Todd;

•	our estimate that recurring costs will be approximately $6,400 in the ensuing twelve months following June 30, 2024;

•	our belief that our plans to follow our drilling program with technical studies to evaluate an initially smaller-scale, staged development strategy would result in lower initial capital costs;

•

our expectation that Vista will incur approximately $2,500 for its Mt Todd site management and environmental stewardship activities and $4,200 for discretionary programs for the ensuing 12 months following June 30, 2024;

•	our belief that Mt Todd’s attributes and advanced stage of technical evaluation and permitting provide a solid foundation as we seek to maximize shareholder value;

Business and Industry

•	planned or potential expenditures, funding requirements and sources of capital, including near-term sources of additional cash;

•	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	our belief that we maintain reasonable amounts of insurance;

•	our expectations related to potential changes in regulations or taxation initiatives;

•	the potential that we may grant options and/or other stock-based awards to our directors, officers, employees and consultants;

•	our belief that it is possible the Company may be classified as PFIC for U.S. Federal tax purposes;

•	the potential that we may grant stock-based compensation to our directors, officers, employees and consultants; and

•	the potential that future expenditures may be required for compliance with various laws and regulations governing the protection of the environment.

Forward-looking statements and forward-looking information have been based upon a number of estimates and assumptions including material estimates and assumptions related to our current business and operating plans, as approved by the Company’s Board of Directors; our cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; our experience working with our regulators; current market conditions and project development plans. The words “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “will,” “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

v

Operating Risks

•	feasibility study results and the accuracy of estimates and assumptions on which they are based;

•	mineral resource and mineral reserve estimates, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;

•	technical and operational feasibility and the economic viability of deposits;

•	our ability to raise sufficient capital on favorable terms or at all to meet the substantial capital investment at Mt Todd;

•	our ability to obtain, renew or maintain the necessary licenses, authorizations and permits for Mt Todd, including its development plans and operating activities;

•	market conditions supporting a decision to develop Mt Todd;

•	delays in commencement of construction at Mt Todd;

•	our reliance on third-party power generation for the construction and operation of Mt Todd;

•	increased costs that affect our operations or our financial condition;

•	delays or disruptions in supply chains;

•	our reliance on third parties to fulfill their obligations under agreements with us;

•	whether projects not managed by us will comply with our standards or meet our objectives;

•	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

•	the success of any future joint ventures, partnerships and other arrangements relating to our properties;

•	perception of the potential environmental impact of Mt Todd;

•	known and unknown environmental and reclamation liabilities, including reclamation requirements at Mt Todd;

•	impacts of noncompliance with applicable laws, regulations, and standards for operating;

•	potential challenges to the title to our mineral properties;

•	opposition to construction or operation of Mt Todd;

•	future water supply issues at Mt Todd;

•	litigation or other legal claims;

•	environmental lawsuits;

Financial and Business Risks

•	fluctuations in the price of gold;

•	inflation and cost escalation;

•	lack of adequate insurance to cover potential liabilities;

•	the lack of cash dividend payments by us;

•	our history of losses from operations;

•	our ability to attract, retain and hire key personnel;

•	volatility in our stock price and gold equities generally;

•	our ability to obtain a development partner or other means of financing for Mt Todd on favorable terms, if at all;

•	our ability to raise additional capital or raise funds from the sale of non-core assets on favorable terms, if at all;

•	general economic conditions adverse to Mt Todd development or operation;

•	the potential acquisition of a control position in the Company for less than fair value as a result of industry consolidation or otherwise;

•	lack of success in our efforts to find an acceptable partner, external financing or other acceptable alternatives to move forward with development of Mt Todd;

•	evolving corporate governance and public disclosure regulations;

•	intense competition in the mining industry;

•	tax legislation, rulings, assessments, initiatives, or changes resulting therefrom on domestic and international levels;

•	fluctuation in foreign currency values;

•	our possible status as a PFIC for U.S. federal tax purposes;

•	cybersecurity breaches that threaten or disrupt our information technology systems;

•	anti-bribery and anti-corruption laws;

•	potential conflicts of interest arising from certain of our directors and officers serving as directors and officers of other companies in the natural resources sector;

Industry Risks

•	inherent hazards of mining exploration, development, and operating activities;

•	a shortage of skilled labor, equipment, and supplies;

•	the accuracy of calculations of mineral reserves and mineral resources and mineralized material and fluctuations therein based on metal prices, estimated costs, and inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which our exploration and development operations are subject could result in increased operating costs or our ability to operate at all; and

•	changes in greenhouse gas emissions regulations and standards could result in increased operating costs or our ability to operate at all.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

SUMMARY

Overview of the Company

Vista Gold Corp. and its subsidiaries operate as a development stage company in the gold mining industry. Vista does not currently generate cash flows from mining operations. The Company’s flagship asset is the Mt Todd gold project (“Mt Todd” or the “Project”) in Northern Territory, Australia. Mt Todd is among the largest development stage opportunities in Australia. A feasibility study was completed in 2022 and updated in 2024 demonstrating strong economics for development of a 50,000 tpd operation. All major operating and environmental permits necessary to initiate development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and demonstrates multiple opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities. The Project offers strategic optionality through development as a large-scale project or a smaller-scale start-up with subsequent staged expansion.

For additional information on Mt Todd, see the Company’s December 31, 2023 Form 10-K, which is available on EDGAR at www.sec.gov and Vista's website at www.vistagold.com. Our website is referenced for informational purposes only and none of its contents are incorporated herein by reference.

Corporate Information

Vista was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” It amalgamated with Pecos Resources Ltd. during June 1985 and continued as Granges Exploration Ltd. In June 1989, Granges Exploration Ltd. changed its name to Granges Inc. Granges Inc. amalgamated with Hycroft Resources & Development Corporation during May 1995 and continued as Granges Inc. Effective November 1996, Da Capo Resources Ltd. and Granges Inc. amalgamated under the name “Vista Gold Corp.” and, effective December 1997, Vista continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On June 11, 2013, Vista Gold continued from the Yukon Territory, Canada to British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of our offices are:

Executive Office	Registered and Records Office
8310 S Valley Hwy, Suite 300	1200 Waterfront Centre – 200 Burrard Street
Englewood, Colorado, USA 80112	Vancouver, British Columbia, Canada V7X 1T2
Telephone: (720) 981-1185	Telephone: (604) 687-5744

Recent Developments

In March 2024, we completed an updated feasibility study for Mt Todd in conjunction with our annual reporting of mineral resources and mineral reserves as disclosed in our Form 10-K for the year ended December 31, 2023, as required pursuant to Item 1300 of Regulation S-K (“S-K 1300”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The updated feasibility study reflects changes in project economics since the feasibility study filed in February 2022.

In June 2024, we announced that the Government of the NT passed legislation to enact the Mineral Royalties Act 2024 (“Royalties Act”) effective July 1, 2024. The Royalties Act replaces the prior net profits royalty regime with an ad valorem royalty regime for new mines. The 3.5% royalty to be applied to gold production from Mt Todd represents a nearly 50% reduction in payable royalties. This results in improved project economics and shareholder returns compared to our 2024 updated Mt Todd FS, which included NT royalties equivalent to nearly a 7% ad valorum rate. Under the previous net profits royalty regime, our base case economic analysis at an $1,800 gold price estimated the payment of $765 million in NT royalties over the life of the mine.

On June 21, 2024, we announced that our wholly-owned subsidiary, Vista Gold Australia Pty. Ltd. (“Vista Australia”) had received the third and final instalment payment of $10 million under the royalty agreement between Vista Australia and Wheaton Precious Metals (Cayman) Co., an affiliate of Wheaton Precious Metals Corp. (“Wheaton”) dated December 13, 2023 (“Royalty Agreement”), in relation to Mt Todd.

1

The Securities Offered under this Prospectus

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to $50,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities the Company may offer. Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	original issue discount, if any;
•	rates and times of payment of dividends, if any;
•	redemption, conversion or exchange terms, if any;
•	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares. The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separate from such securities. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of Common Shares are entitled to dividends when and if declared by the Board. The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares”.

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time. The Company may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities. Warrants to be issued under this Prospectus may or may not be listed on any securities exchange. The Prospectus Supplement regarding any Warrant to be issued under this Prospectus will provide disclosure regarding whether the Warrants to be issued under such Prospectus Supplement will be listed or are listed on a securities exchange and will be filed in the United States with the SEC.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants. In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.” The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants. Specific warrant indentures will contain additional important terms and provisions and will be filed in the United States on Form 8-K with the SEC.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed in the United States on Form 8-K with the SEC.

2

In the Prospectus, the Company has summarized certain general features of the Subscription Receipts under “Description of Subscription Receipts”. The Company urges you, however, to read any Prospectus Supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement.

Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series. This Prospectus contains a summary of certain general features of the Units under “Description of Units.” The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered. The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent. The Company will file in the United States on Form 8-K with the SEC the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, the Company’s business could be materially harmed. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Operating Risks

We cannot be assured that the Mt Todd FS has, or future studies will, accurately forecast economic results.

Mt Todd is our principal asset. Our ability to arrange financing to develop Mt Todd and our future profitability depend on the economic and technical feasibility of the Project as established through formal feasibility studies, such as the Mt Todd FS. There can be no assurance that the mining, comminution, gold recovery processes, gold production rates, revenue, and capital and operating costs including taxes and royalties will not vary unfavorably from the estimates and assumptions included in the Mt Todd FS, or any future studies.

Mt Todd requires substantial capital investment, and we may be unable to raise sufficient capital on favorable terms or at all.

Ongoing site costs, construction, operation and reclamation of Mt Todd will require significant capital. Our ability to raise sufficient capital and/or secure a development partner or other form of transaction on satisfactory terms, if at all, will depend on several factors, including the Mt Todd FS or any future studies, applicable laws and regulations, acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors or other factors such as lower gold prices, unanticipated operating or permitting challenges, inability to secure a development partner or other form of transaction, actual and perceived environmental impacts, or illiquidity in the debt or equity markets, including the cost of capital and other conditions of financing arrangements that impose restrictive covenants and security interests that may affect the Company’s ability to operate as intended and ultimately its ability to continue as a going concern, could impede our ability to finance ongoing and future activities at Mt Todd on acceptable terms, or at all.

If we decide to construct the mine at Mt Todd, we will assume substantial reclamation obligations resulting in a material financial obligation.

The Mt Todd site was not reclaimed when the original mine closed. Although we are not currently responsible for the reclamation of these historical disturbances, we will accept full responsibility for them if and when we make a decision to finance and construct the mine and provide notice to the NT Government of our intention to take over and assume the management, operation and rehabilitation of Mt Todd. At such time, we will be required to provide a bond or other surety in a form and amount satisfactory to the NT Government that would cover the prospective expense to reclaim the Mt Todd property. In addition, the regulatory authorities may increase reclamation and bonding requirements from time to time. The satisfaction of these bonding requirements and continuing or future reclamation obligations will require a significant amount of capital. There is no assurance that we will be able to provide an acceptable form of bond or other surety, or provide sufficient working capital to complete any required rehabilitation if and when such obligations are assumed by the Company.

There may be delays in the construction of Mt Todd.

Delays in commencing and completing construction could result from factors such as availability and performance of engineering and construction contractors, suppliers, consultants, and employees; availability of required equipment; delays in receiving any required approvals and authorizations; and availability of capital. Any delay in performance by any one or more of the contractors, suppliers, consultants, employees or other persons on which we depend, or lack of availability of required equipment, or delay or failure to receive required governmental approvals or financing could delay, prevent commencement of, or interrupt construction at Mt Todd. There can be no assurance of whether or when construction at Mt Todd will start, the duration of the construction period, or that the necessary personnel, equipment, supplies, or other resources will be available to the Company if and when construction is started.

Increased costs could impede our ability to become profitable.

Capital and operating costs at mining operations are subject to variation due to a number of factors, such as changing ore grade, changing metallurgy, and revisions to mine plans in response to changing commodity prices, additional drilling results and updated geologic interpretations. In addition, costs are affected by the cost of capital, tax and royalty regimes, trade tariffs, the global cost of mining and processing equipment, commodity prices, and foreign exchange rates, as well as the costs of fuel, electricity, operating supplies, and appropriately skilled labor. These costs are at times subject to volatile price movements, including increases that could make future development and production at Mt Todd less profitable or uneconomic. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

We cannot be assured that we will have an adequate water supply for mining operations at Mt Todd.

Water at Mt Todd is expected to be provided from a freshwater reservoir that is fed by seasonal rains. Insufficient rainfall, or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply. Sufficient water resources may not be available, resulting in curtailment or stoppage of operations until the water supply is replenished. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

We rely on third parties to fulfill their obligations under agreements.

Our business strategy includes entering into agreements with third parties (“Third Parties”). Such Third Parties may: (i) have economic or business interests or goals that are inconsistent with or opposed to ours; (ii) have rights in conflict with what we believe to be in our best interests; (iii) take action contrary to our policies or objectives; or (iv) as a result of financial or other reasons, be unable or unwilling to fulfill their obligations under the agreement(s). Any one or a combination of these could result in liabilities for us and/or could adversely affect the value of the related project(s) and, by association, damage our reputation and consequently our ability to acquire or advance other projects and/or attract future Third Parties.

Our exploration and development interests are subject to evolving environmental regulations.

Our property and royalty interest are subject to environmental regulations. Environmental legislation is becoming more restrictive, with stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental laws and regulations will not adversely affect our interests. Currently, our property and royalty interests are subject to environmental laws and regulations in Australia and the U.S.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by environmental nuisance, the release of hazardous substances or other waste material into the environment on or around our properties. There can be no assurance that our defense of such claims would be successful. This could have a material adverse effect on our business prospects, results of operation, cash flows, financial condition, and corporate reputation.

We may have material undisclosed environmental liabilities of which we are not aware.

Vista has been engaged in gold exploration since 1983. Since inception, the Company has been involved in numerous exploration projects in many jurisdictions. There may be environmental liabilities associated with disturbances at these projects for which the Company may be identified as a responsible or potentially responsible party, regardless of its level of involvement in creating the related disturbance. We may not be aware of such claims against the Company until regulators provide notice thereof. Consequently, we may have material undisclosed environmental responsibilities which could negatively affect our business prospects, results of operations, cash flows, financial condition, and corporate reputation.

There may be challenges to our title to mineral properties.

There may be challenges to our title to our mineral properties. If there are title defects with respect to any of our properties, we may be required to compensate other persons or reduce or lose our interest in the affected property. In any such case, the investigation and resolution of title issues could divert Company resources from our core strategies.

Opposition to Mt Todd could have a material adverse effect.

There is generally an increasing level of public concern relating to extractive industries. Opposition to extractive industries, or our development and operating plans at Mt Todd specifically, could have adverse effects on our reputation and support from other stakeholders. As a result, we may be unable to secure adequate financing or complete other activities necessary to continue our planned activities. Any resulting delays or an inability to develop and operate Mt Todd as planned could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Our exploration and development activities, strategic transactions, or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to add value.

Substantial expenditures are required to acquire gold properties, establish mineral reserves through drilling and analysis, develop metallurgical processes to extract metal from the ore and develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot be assured that any such activities will be commercially successful, lead to gold production, or add value.

Financial and Business Risks

We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term, if at all.

We are a development stage issuer, and we devote our efforts to our development stage property, Mt Todd. We do not currently produce gold and do not currently generate operating earnings from gold production. We finance our business activities principally by issuing equity.

We have incurred losses in all annual periods since 1998, except for the years ended December 31, 2011, during which we recorded non-cash net gains, December 31, 2015 during which we recorded gains related to research and development refunds, and December 31, 2020 during which we monetized certain mineral property interests. We expect to continue to incur losses. We have no history of paying cash dividends and we do not expect to be able to pay cash dividends or to make any similar distribution of cash or other assets in the foreseeable future, if at all.

A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets and on our ability to raise capital and could result in lower than estimated economic returns.

The value of our assets, our ability to raise capital and our future economic returns are substantially dependent on the price of gold. The gold price is volatile and is affected by numerous factors beyond our control. Factors tending to influence gold prices include:

•	gold sales or leasing by governments and central banks or changes in their monetary policy, including gold inventory management and reallocation of reserves;
•	speculative short or long positions on futures markets;
•	the relative strength of the U.S. dollar;
•	current, or expectations of future, rates of inflation or interest rates;
•	changes to economic conditions in the United States, China, India and other industrialized or developing countries;
•	geopolitical conflicts;
•	changes in jewelry, investment or industrial demand;
•	changes in supply from production, disinvestment, and scrap; and
•	forward sales by producers in hedging or similar transactions.

A substantial or extended decline in the gold price could:

•	negatively impact our ability to raise capital on favorable terms, or at all;
•	negatively affect our ability to find a partner, investor or lender for the development of Mt Todd;
•	jeopardize the development of Mt Todd;
•	reduce our existing estimated mineral resources and reserves by removing material from these estimates that could not be economically processed at lower gold prices;
•	reduce the potential for future revenues from gold projects in which we have an interest;
•	reduce funds available to operate our business; and
•	reduce the market value of the Common Shares and our assets.

Industry consolidation could result in the acquisition of a control position in the Company for less than fair value.

Consolidation within the industry is a growing trend. As a result of the broad range of market and industry factors including the price of gold, we believe the current market value of the Common Shares does not reflect the fair value of the Company’s assets. These conditions could result in the acquisition of a control position, or attempted acquisition of a control position in the Company at what we believe to be less than fair value. This could result in substantial costs to us and divert our management’s attention and resources. A completed acquisition could result in realized losses for shareholders of the Company.

We may be unable to raise additional capital on favorable terms, or at all.

Our exploration and, if warranted, development activities and the construction and start-up of any mining operation require substantial amounts of capital. To develop Mt Todd, acquire attractive gold or other projects, and/or continue our business, we will have to secure a development partner or otherwise source sufficient equity, debt or other forms of capital, raise additional funds from the sale of non-core assets and / or seek additional sources of capital from other external sources. There can be no assurance that we will be successful in securing a development partner or otherwise raising additional capital on acceptable terms, including the cost of such capital and other conditions of financing arrangements that impose restrictive covenants and security interests that may affect the Company’s ability to operate as intended and ultimately its ability to continue as a going concern. If we cannot raise sufficient additional capital, we may be required to substantially reduce or cease operations, any of which may affect our ability to continue as a going concern.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all its phases. Some of our competitors are much larger, established companies with greater financial and technical resources than ours. We compete with other companies for attractive mining properties, for capital, for equipment and supplies, for outside services and for qualified managerial and technical employees. Access to financing, equipment, supplies, skilled labor, and other resources may also be affected by competition from non-mining related commercial sectors. If we are unable to raise sufficient capital, we will be unable to execute exploration and development programs, or such programs may be reduced in scope. Competition for equipment and supplies could result in shortages of necessary supplies and/or increased costs. Competition for outside services could result in increased costs, reduced quality of service and/or delays in completing services. If we cannot successfully retain or attract qualified employees, our ability to advance the development of Mt Todd, to attract necessary financing, to meet all our environmental and regulatory responsibilities, or to take opportunities to improve our business, could be negatively affected. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

We maintain insurance policies that mitigate certain risks related to our assets and business activities. This insurance is maintained in amounts that we believe to be reasonable based on the circumstances surrounding each identified risk. However, we may elect to limit or not maintain insurance for certain risks because of the high premiums associated with insuring those risks in relation to potential perils or for various other reasons. In other cases, insurance may not be available for certain risks. We do not insure against political risk. The occurrence of events for which we are not insured adequately, or at all, could result in significant losses that could materially adversely affect our financial condition and our ability to fund our business.

Currency fluctuations may adversely affect our costs.

We have material property interests in Australia. Most costs in Australia are incurred in the local currency. Appreciation of the Australian dollar, if any, against the U.S. dollar effectively increases our cost of doing business. This could have the effect of increasing the amount of capital required to continue to maintain, explore and develop Mt Todd, reducing the pace at which it is explored and developed, and/or cause activities to be suspended either temporarily or permanently.

The Company is possibly a “passive foreign investment company,” which would likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of Common Shares should be aware that the Company believes it is possible that the Company may have been classified as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for its most recently completed tax year, and based on current business plans and financial expectations, the Company believes there is a possibility that the Company may be classified as a PFIC for its current tax year and in one or more future tax years. If the Company is classified as a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” election within the meaning of Section 1295 of the Code (a “QEF Election”) or a “mark-to-market” election within the meaning of Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Common Shares. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. shareholder. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings of the Company for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders. U.S. shareholders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election with respect to their Common Shares. A U.S. shareholder who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the shareholder’s basis therein. This paragraph is qualified in its entirety by the discussion below in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Certain Material U.S. Federal Income Tax Considerations.” Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences of the PFIC rules and the acquisition, ownership, and disposition of Common Shares.

Certain directors and officers may serve as directors and officers of other companies in the natural resources sector.

While there are no known existing or potential conflicts of interest between Vista and any of its directors or officers, certain of the directors and officers do or may serve as directors and officers of other natural resource companies and therefore it is possible that a conflict may arise between their duties as a director or officer of Vista and their duties as a director or officer of such other companies. The directors and officers of Vista are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and disclosure of conflicts of interest. Should any director or officer breach the duties imposed upon them by applicable laws, such actions or inactions could have a material adverse effect on our business prospects, results of operations, cash flows, financial position, and corporate reputation.

Industry Risks

Calculations of mineral resources and mineral reserves are estimates only and subject to uncertainty.

Estimation of mineral resources and mineral reserves is an imprecise process and the accuracy of such estimates is a function of the quantity and quality of available data, assumptions used, and judgments made in interpreting geological information and estimating future capital and operating costs. There is significant uncertainty in mineral resources and mineral reserves estimates, and the economic results of mining a mineral deposit may differ materially from the estimates as additional data develops, interpretations change, or actual economic conditions vary from the estimates used.

Estimated mineral resources and mineral reserves may be materially affected by other factors.

In addition to uncertainties inherent in estimating mineral resources and mineral reserves, other factors may adversely affect estimated mineral resources and mineral reserves. Such factors may include but are not limited to metallurgical, environmental, permitting, legal, title, taxation, socio-economic, marketing, political, gold prices, and capital and operating costs. Any of these or other adverse factors may reduce or eliminate estimated mineral reserves and mineral resources and could have a material adverse effect on our business prospects, results of operations, cash flows, financial position, and corporate reputation.

Feasibility studies and other technical studies are estimates only and subject to uncertainty.

Feasibility studies, such as our Mt Todd FS, and other technical studies are used to estimate the economic viability of an ore deposit, as are preliminary feasibility studies, preliminary economic assessments, and scoping studies. Feasibility studies are the most detailed studies and reflect higher levels of confidence in estimated production rates, and capital and operating costs. Accepted levels of confidence required to meet the standards set out in S-K 1300 are plus or minus 15% for feasibility studies, plus or minus 25-30% for preliminary feasibility studies and plus or minus 35-40% for preliminary economic assessments. Confidence levels for scoping studies may vary, but generally provide less confidence than preliminary economic assessments. These thresholds reflect the levels of confidence that exist at the time the study is completed. Subsequent changes to metal prices, foreign exchange rates (if applicable), reclamation requirements, operating and capital costs, and other variables may cause actual results of economic viability to differ materially from these estimates. Results of any subsequent Mt Todd feasibility study may be less favorable than the current Mt Todd FS.

Mining companies are increasingly required to consider and provide benefits to the communities, regions, and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

As a result of public concern about the real or perceived detrimental effects of economic globalization, global climate impacts, and other adverse environmental effects resulting from the operation of extractive industries, businesses in general and the mining industry in particular face increasing public scrutiny of their activities. These businesses are under pressure to demonstrate that as they seek to generate satisfactory returns on investment to shareholders, other stakeholders including employees, governments, Aboriginal peoples, communities surrounding operations, adjacent regions, and the countries in which they operate, such constituencies benefit and will continue to benefit from their commercial activities. The potential consequences of these pressures include reputational damage, delays, suspension of activities, legal claims, increased costs, increased social investment obligations, difficulty in acquiring permits, and increased taxes and royalties payable to governments and communities.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration and development involve many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Projects and operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development, and production of gold and other metals, any of which could result in work stoppages, damage to property, physical harm and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, we could elect not to be insured against such liabilities due to high premium costs or other reasons, or our insurance for a particular event or circumstance might be insufficient, in which event we could incur significant costs that could have a material adverse effect on our business prospects, results of operations, cash flows, financial position, and corporate reputation.

Pending or future legislation and regulations or other standards intended to address climate change could result in increased operating costs.

Gold production is energy intensive, resulting in a significant carbon footprint. A number of governments, governmental bodies, the World Bank and/or other entities maintain, have introduced, or are contemplating laws, regulations and standards in response to potential impacts of climate change. This type of legislation and possible future legislation and increased regulation regarding climate change could impose significant costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations.

Pending or future initiatives involving taxation could result in increased taxes and operating costs.

There is growing attention from the media and the public to perceived international tax avoidance techniques which could result in escalating rates of poverty, inequality and unemployment in host countries. Initiatives like the Base Erosion and Profit Shifting project led by the Organization for Economic Cooperation and Development and specific country legislative measures, including Australia, aim to reform the system of international taxation to minimize international tax avoidance techniques. This initiative and possible future initiatives could result in increased tax expenses and related compliance costs for Mt Todd or other future mining operations.

Securities Risks

Our share price may be volatile and your investment in our Common Shares could suffer a decline in value.

Broad market and industry factors may adversely affect the price of our Common Shares, regardless of our actual performance. Factors that could cause fluctuation in the price of our Common Shares may include, among other things:

•	changes in financial estimates by us or by any securities analysts who might cover our stock market performance;
•	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the mining industry;
•	speculation about our business in the press or the investment community;
•	conditions or trends in our industry or the economy generally;
•	decreases in the prices of gold;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;
•	inability to find a development partner, investor or lender on acceptable terms for the development of Mt Todd;
•	additions or departures of key personnel;
•	delisting of Common Shares on the Toronto Stock Exchange (the “TSX”) or the NYSE American;
•	issuance of Common Shares by the Company; and
•	sales of our Common Shares, including sales by our directors, officers, or significant stockholders.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation or other securities claims could result in substantial costs to us and divert our management’s attention and resources.

Potential dilution.

Our constating documents allow us to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as shall be established by the Board of Directors, in many cases, without the approval of shareholders. We may issue Common Shares in offerings from treasury (including through the sale of securities convertible into or exchangeable for Common Shares) and on the exercise of stock options or other securities exercisable for Common Shares. We cannot predict the size of future issuances of Common Shares or the effect that future issuances and sales of Common Shares will have on the market price of the Common Shares. Issuances of a substantial number of additional Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their shareholder interest and voting power.

Holders of our Common Shares may not receive dividends.

We have not historically declared cash dividends on our Common Shares. Holders of our Common Shares are entitled to receive only such dividends as our Board of Directors may declare out of funds legally available for such payments. Our ability to pay dividends will be subject to our future earnings, capital requirements and financial condition, as well as our compliance with covenants related to any future indebtedness and would only be declared in the discretion of our Board of Directors.

We are subject to the continued listing criteria of the NYSE American and the TSX and our failure to satisfy these criteria may result in delisting of our Common Shares.

Our Common Shares are currently listed on the NYSE American and the TSX. In order to maintain the listing, we must maintain certain share prices, financial, and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to objective standards, the NYSE American and the TSX may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American or TSX inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the listing requirements of the NYSE American or TSX; if an issuer’s shares of common stock sell at what the NYSE American or the TSX considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American or TSX; or if any other event occurs or any condition exists which makes continued listing on the NYSE American or TSX, in their opinion, inadvisable.

General Risks

We may experience cybersecurity breaches which may result in information theft, data corruption, operational disruption, disclosure of confidential business information, misdirected wire transfers, reputational harm, or financial loss.

Regular access to and security of information technology systems are critical to Vista’s operations. To Vista’s knowledge, it has not experienced any material losses relating to disruptions to its information technology systems. Vista has implemented policies, controls, and practices to manage and safeguard Vista and its stakeholders from internal and external cybersecurity threats and to comply with changing legal requirements and industry practice. Cyber risks cannot be fully mitigated, and these threats are continuing to evolve. Therefore, Vista cannot assure that its information technology systems are fully protected from cybercrime or that the systems will not be inadvertently compromised, or without failures or defects. Potential disruptions to Vista’s information technology systems, including, without limitation, security breaches, power loss, theft, computer viruses, cyber-attacks, natural disasters, and noncompliance by third party service providers and inadequate levels of cybersecurity expertise and safeguards of third party information technology service providers, may adversely affect the operations of Vista as well as present significant costs and risks including, without limitation, loss or disclosure of confidential, proprietary, personal or sensitive information and third party data, material adverse effect on its financial performance, compliance with its contractual obligations, compliance with applicable laws, damaged reputation, remediation costs, potential litigation, regulatory enforcement proceedings and heightened regulatory scrutiny.

We are subject to anti-bribery and anti-corruption laws.

Our operations are governed by, and involve interactions with, many levels of government in several countries. We are required to comply with anti-corruption and anti-bribery laws in the countries in which we conduct our business. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment of companies convicted of violating anti-corruption and anti-bribery laws. Furthermore, a company may be found liable for violations committed by not only its employees, but also by its contractors and third-party agents. Although we have adopted internal control policies to mitigate such risks, there can be no assurance that our internal control policies and procedures will always protect us from recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by our affiliates, employees or agents and such measures may not always be effective in ensuring that we, our employees, contractors or agents will comply strictly with such laws. If we find ourselves subject to an enforcement action or are found to be in violation of such laws, this could lead to civil and criminal fines and penalties, investigation and litigation, and loss of operating licenses or permits, resulting in a material adverse effect on our reputation and results of operations.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance.

We are subject to changing rules and regulations promulgated by numerous governmental and self-regulated organizations, including but not limited to the British Columbia Securities Commission, the SEC, the TSX, the NYSE American, and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by the United States Congress, making compliance increasingly more difficult and uncertain, which could have an adverse effect on our reputation and our stock price.

We are or may become subject to data privacy laws, regulations, litigation and directives relating to our processing of personal information.

The jurisdictions in which we operate (including the United States) have laws governing how we must respond to a cyber incident that results in the unauthorized access, disclosure, or loss of personal information. Additionally, new laws and regulations governing data privacy and unauthorized disclosure of personal information and imposing certain cybersecurity-related requirements may provide for a private right of action and imposition of significant fines, pose increasingly complex compliance challenges. Some or all of such legislation will elevate our compliance costs over time. Our business involves collection, use, and other processing of personal information and personally identifiable information of our employees, investors, contractors, suppliers, and customer contacts. As legislation continues to develop and cyber incidents continue to evolve, we will likely be required to expend significant resources to continue to modify or enhance our protective measures to comply with such legislation and to detect, investigate and remediate vulnerabilities to cyber incidents that relate to data privacy. Any failure by us, or a company we acquire, to comply with such laws and regulations could result in reputational harm, loss of goodwill, penalties, liabilities, remediation costs, or mandated changes in our business practices. Each has the potential to materially impact our financial condition.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. Any information the Company references in this manner is considered part of this Prospectus. Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)	the Annual Report on Form 10-K of the Company, for the year ended December 31, 2023, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, together with the auditors’ reports thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2023 and 2022, as filed with the SEC on March 14, 2024;

(b)	the Company’s Proxy Statement on Schedule 14A, dated March 19, 2024, in connection with the Company’s April 30, 2024 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 19, 2024;

(c)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended March 31, 2024, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2024 and for the three months ended March 31, 2024 and 2023 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended March 31, 2024 and 2023, as filed with the SEC on May 2, 2024;

(d)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended June 30, 2024, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at June 30, 2024 and for three and six months ended June 30, 2024 and 2023 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended June 30, 2024 and 2023, as filed with the SEC on July 29, 2024;

(e)	the Company’s Current Report on Form 8-K as filed on January 5, 2024, January 18, 2024, February 15, 2024, February 28, 2024, March 4, 2024 and May 2, 2024;

(f)	the description of the Company’s common stock contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

8310 S Valley Hwy, Suite 300

Englewood, Colorado 80112

Attention: Douglas L. Tobler, Chief Financial Officer

(720) 981-1185

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes. The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of securities.

MARKET FOR COMMON SHARES

Market and Trading Symbol of Common Shares

The Common Shares of Vista Gold are listed on the NYSE American and the Toronto Stock Exchange under the trading symbol “VGZ”. On October 15, 2024, the last reported sale price of the Common Shares of Vista on the NYSE American was $0.72 and on the Toronto Stock Exchange was C$0.99, there were 123,058,809 Common Shares issued and outstanding, and we had approximately 215 registered shareholders of record.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 123,058,809 are issued and outstanding as at the date of this Prospectus.

Under our Stock Option Plan (the “Plan”), our Long-Term Equity Incentive Plan (the “LTIP”) and our Deferred Share Unit Plan (the “DSU Plan”), we may grant options, RSUs or restricted stock awards, and/or DSUs to our directors, officers, employees and consultants. The combined maximum number of our Common Shares that may be reserved for issuance under the Plan, the LTIP and the DSU Plan is a variable number equal to 10% of the issued and outstanding Common Shares on a non-diluted basis. Options, RSUs and DSUs under the Plan, LTIP and DSU Plan, respectively, are granted from time to time at the discretion of the Board, with vesting periods and other terms as determined by the Board. There are options outstanding to purchase up to 50,000 Common Shares at a price of $0.51. There are 2,767,673 restricted stock units and 1,661,000 deferred share units outstanding. Upon the vesting conditions being met a holder of restricted stock units or deferred share units is entitled to receive one Common Share for each restricted stock unit held.

The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separately from such securities.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to one vote for each Common Share held, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities. While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement or the terms of a stand-alone warrant certificate (“Warrant Certificate”) if a Warrant Indenture is not used. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof or in the United States, as may be permitted by law, and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture, Warrant Certificate and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture or Warrant Certificate. Prospective investors should refer to the Warrant Indenture or Warrant Certificate relating to the specific Warrants being offered for the complete terms of the Warrants. The Company urges you to read the applicable Prospectus Supplement related to the applicable Warrants that the Company sells under this Prospectus, as well as the complete Warrant Indenture and/or Warrant Certificate. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture and/or Warrant Certificate describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Warrants;
●	the price at which the Warrants will be offered;
●	the currency or currencies in which the Warrants will be offered;
●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
●	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;
●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
●	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
●	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
●	whether the Warrants will be listed on any exchange;
●	material United States and Canadian federal income tax consequences of owning the Warrants; and
●	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee or the Company if there is no Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee or the Company if there is no Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or the principal offices of the Company if there is no Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture and/or Warrant Certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture and/or Warrant Certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture and/or Warrant Certificate.

The Company may amend any Warrant Indenture, Warrant Certificate and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof or in the United States, as may be permitted by law, and authorized to carry on business as a trustee. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Company sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of applicable securities exchanges relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of Subscription Receipts offered;
●	the price at which the Subscription Receipts will be offered;
●	the currency or currencies in which the Subscription Receipts will be offered;
●	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;
●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;
●	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;
●	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);
●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
●	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;
●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
●	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

●	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
●	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;
●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;
●	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;
●	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;
●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;
●	the identity of the Escrow Agent;
●	whether the Subscription Receipts will be listed on any exchange;
●	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and
●	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company may enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, the form of Unit Agreement, if any, that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.

The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing Unit Agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company. Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices and at-the-market offerings or (iv) other negotiated prices. The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 36-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the Prospectus Supplement), underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The consolidated financial statements of the Company, at December 31, 2023, have been audited by Davidson & Company LLP (“Davidson”), of Vancouver Canada, an Independent Registered Public Accounting Firm and the consolidated financial statements of the Company at December 31, 2022 have been audited by Plant & Moran, PLLC (“Plant Moran”), of Denver, Colorado, an Independent Registered Public Accounting Firm. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The transfer agent and registrar for Common Shares is Computershare Investor Services Inc. at the principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech, Inc., Rex Clair Bryan, Thomas L. Dyer, Amy L. Hudson, April Hussey, Chris Johns, Max Johnson, Deepak Malhotra, Maurie Marks, Zvonimir Ponos, Vicki Scharnhorst, Keith Thompson, and John W. Rozelle, and this information has been included in reliance on such companies and persons’ expertise. Each of Tetra Tech, Inc., Rex Clair Bryan, Thomas L. Dyer, Amy L. Hudson, April Hussey, Chris Johns, Max Johnson, Deepak Malhotra, Maurie Marks, Zvonimir Ponos, Vicki Scharnhorst, Keith Thompson, and John W. Rozelle is a qualified person as such term is defined S-K 1300.

None of Tetra Tech, Inc., Rex Clair Bryan, Thomas L. Dyer, Amy L. Hudson, April Hussey, Chris Johns, Max Johnson, Deepak Malhotra, Maurie Marks, Zvonimir Ponos, Vicki Scharnhorst, Keith Thompson, and John W. Rozelle each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The current auditors of the Company are Davidson. Davidson reports that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. Davidson is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2023 and for the year ended December 31, 2023 have been audited by Davidson and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting. The audited consolidated financial statements of the Company as at December 31, 2022 and for the year ended December 31, 2022 have been audited by a prior auditor, Plante & Moran, PLLC and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated October 17, 2024

Up to $7,871,201

Common Shares

VISTA GOLD CORP.

Vista Gold Corp. (which we refer to herein as “Vista,” the “Company,” “we,” or “us”) has entered into an At The Market Offering Agreement, as amended, with H.C. Wainwright & Co., LLC (“Wainwright”), or the offering agreement, relating to our common shares, no par value, offered by this prospectus supplement. In accordance with the terms of the offering agreement, we may offer and sell our common shares having an aggregate offering price of up to $10,000,000 from time to time through Wainwright, acting as agent. Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to the offering agreement, we have sold common shares having an aggregate offering price of $2,128,799 prior to the date hereof, leaving $7,871,201 of aggregate offering price under the offering agreement.

Our common shares are traded on the NYSE American (which we refer to as “NYSE American”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On October 17, 2024, the last reported sales price of the common shares on the NYSE American was $0.72 per common share and on the TSX was C$0.99 per common share.

Wainwright will act as sales agent and use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common shares requested to be sold by us, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Wainwright will be entitled to a placement fee equal to 2% of the gross sales price of the shares sold. In connection with the sale of our common shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

Investing in the common shares involves a high degree of risk. Before buying any common shares, you should read the discussion of material risks of investing in our common shares in the “Risk Factors” section beginning on page S-3 of this prospectus supplement and on page 4 of the accompanying base prospectus and in the documents incorporated by reference herein and therein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 17, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, (the “SEC”), utilizing a “shelf” registration process. Under this process, we may, from time to time, offer our common shares having an aggregate offering price of up to $7,871,201, under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Documents Incorporated By Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell common shares only in jurisdictions where offers and sales are permitted and in a manner which constitutes an “at the market” offering within the meaning of applicable federal regulations. The distribution of this prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Prospective investors should be aware that the acquisition of the common shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions “Certain Material U.S. Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations,” and should consult their own tax advisor with respect to their own particular circumstances.

S-i

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of British Columbia, Canada, that some or all of our officers and directors may be residents of a country other than the United States, that some or all of the Underwriters or experts named in the registration statement, this prospectus supplement and the accompanying base prospectus may be residents of a country other than the United States, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “the Company,” “Vista,” “we,” “us” or “our” includes Vista Gold Corp. and each of our subsidiaries through which we conduct our business.

S-ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference contain “forward-looking-statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information under Canadian securities laws that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference, our other filings with the SEC and Canadian securities commissions and in press releases and public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below. Dollar amounts in U.S. dollars and in thousands.

Operations

•	the results of the Mt Todd FS and its related estimates and projections, including projected free cash flow, future exchange rates and commodity prices;

•	estimates of future operating and financial performance;

•	future exploration plans;

•	our expectation of Mt Todd’s impact, including environmental and economic impacts;

•	estimates of mineral reserves and mineral resources;

•	our belief that using contract mining and power generation, and construction practices commonly used in Australia, creates an opportunity to maintain high capital efficiency at a smaller initial project scale;

•	Our belief that Mt Todd offers strategic optionality through development as a large-scale project or a smaller-scale start-up with subsequent staged expansion;

•	our belief that the feasibility study updated in 2024 demonstrates strong economics for development of a 50,000 tonnes per day (“tpd”) operation;

•	our belief that Mt Todd benefits from its location in a leading mining jurisdiction and offers opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities;

•	our belief that there is an opportunity to add gold mineral resources beyond presently defined mineral reserves through further exploration;

•	our belief that the Project has high capital efficiency;

•	our belief that interested parties continue to maintain a cautious approach to large-scale development projects;

•	our expectation that using a higher cutoff grade at the start of mine operations will help maintain competitive cash costs;

•	our belief that the scoping study demonstrated the merits of a smaller scale initial project but limited the mine life to a period similar to the mine life shown in the Mt Todd FS;

•	our belief that additional evaluation is needed to incorporate staged development scenarios that should improve resource utilization, mine life, and economic returns;

•	our belief that exploration at Mt Todd has identified additional growth targets immediately outside the Batman deposit;

•	our estimates of future operating and financial performance;

•	our belief that the 3.5% ad valorem royalty regime applied to gold production from Mt Todd represents a nearly 50% reduction in payable royalties and results in improved project economics and shareholder returns when compared to our 2024 updated Mt Todd FS, which included NT royalties equivalent to nearly a 7%, or $765 million, ad valorum rate. Our belief that under the previous net profits royalty regime, our base case economic analysis at an $1,800 gold price over the life of the mine;

S-iii

•	our belief that the 6,000-7,000 meter Mt Todd drilling program is expected to have an all-in cost of approximately $2,000 and to be completed by year end;

•	our belief our working capital as of June 30, 2024, together with other potential future sources of financing and sales of non-core assets, will be sufficient to fund our currently planned corporate expenses, Mt Todd holding costs, and anticipated discretionary programs for at least one year from the date of issuance of our quarterly report on Form 10-Q;

•	our estimate that the outcome of the Mexico tax matter cannot be reasonably estimated at this time, and our estimate that the effect of the court ruling creates a potential income tax liability of up to approximately $2,000 plus assessable interest and penalties of up to an additional $1,500;

•	our belief that Vista’s long-term viability depends upon our ability to realize value from our principal asset, Mt Todd;

•	our objective to maintain adequate liquidity and minimize dilution as we advance our primary objective to maximize returns to our shareholders by preserving, enhancing, and realizing value from Mt Todd;

•	our estimate that recurring costs will be approximately $6,400 in the ensuing twelve months following June 30, 2024;

•	our belief that our plans to follow our drilling program with technical studies to evaluate an initially smaller-scale, staged development strategy would result in lower initial capital costs;

•	our expectation that Vista will incur approximately $2,500 for its Mt Todd site management and environmental stewardship activities and $4,200 for discretionary programs for the ensuing 12 months following June 30, 2024;

•	our belief that Mt Todd’s attributes and advanced stage of technical evaluation and permitting provide a solid foundation as we seek to maximize shareholder value;

Business and Industry

•	planned or potential expenditures, funding requirements and sources of capital, including near-term sources of additional cash;

•	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	our belief that we maintain reasonable amounts of insurance;

•	our expectations related to potential changes in regulations or taxation initiatives;

•	the potential that we may grant options and/or other stock-based awards to our directors, officers, employees and consultants;

•	our belief that it is possible the Company may be classified as PFIC (as defined below) for U.S. Federal tax purposes;

•	the potential that we may grant stock-based compensation to our directors, officers, employees and consultants; and

•	the potential that future expenditures may be required for compliance with various laws and regulations governing the protection of the environment.

Forward-looking statements and forward-looking information have been based upon a number of estimates and assumptions including material estimates and assumptions related to our current business and operating plans, as approved by the Company’s Board of Directors; our cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; our experience working with our regulators; current market conditions and project development plans. The words “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “will,” “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

S-iv

Operating Risks

•	feasibility study results and the accuracy of estimates and assumptions on which they are based;

•	mineral resource and mineral reserve estimates, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;

•	technical and operational feasibility and the economic viability of deposits;

•	our ability to raise sufficient capital on favorable terms or at all to meet the substantial capital investment at Mt Todd;

•	our ability to obtain, renew or maintain the necessary licenses, authorizations and permits for Mt Todd, including its development plans and operating activities;

•	market conditions supporting a decision to develop Mt Todd;

•	delays in commencement of construction at Mt Todd;

•	our reliance on third-party power generation for the construction and operation of Mt Todd;

•	increased costs that affect our operations or our financial condition;

•	delays or disruptions in supply chains;

•	our reliance on third parties to fulfill their obligations under agreements with us;

•	whether projects not managed by us will comply with our standards or meet our objectives;

•	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

•	the success of any future joint ventures, partnerships and other arrangements relating to our properties;

•	perception of the potential environmental impact of Mt Todd;

•	known and unknown environmental and reclamation liabilities, including reclamation requirements at Mt Todd;

•	impacts of noncompliance with applicable laws, regulations, and standards for operating;

•	potential challenges to the title to our mineral properties;

•	opposition to construction or operation of Mt Todd;

•	future water supply issues at Mt Todd;

•	litigation or other legal claims;

•	environmental lawsuits;

Financial and Business Risks

•	fluctuations in the price of gold;

•	inflation and cost escalation;

•	lack of adequate insurance to cover potential liabilities;

•	the lack of cash dividend payments by us;

•	our history of losses from operations;

S-v

•	our ability to attract, retain and hire key personnel;

•	volatility in our stock price and gold equities generally;

•	our ability to obtain a development partner or other means of financing for Mt Todd on favorable terms, if at all;

•	our ability to raise additional capital or raise funds from the sale of non-core assets on favorable terms, if at all;

•	general economic conditions adverse to Mt Todd development or operation;

•	the potential acquisition of a control position in the Company for less than fair value as a result of industry consolidation or otherwise;

•	lack of success in our efforts to find an acceptable partner, external financing or other acceptable alternatives to move forward with development of Mt Todd;

•	evolving corporate governance and public disclosure regulations;

•	intense competition in the mining industry;

•	tax legislation, rulings, assessments, initiatives, or changes resulting therefrom on domestic and international levels;

•	fluctuation in foreign currency values;

•	our possible status as a PFIC for U.S. federal tax purposes;

•	cybersecurity breaches that threaten or disrupt our information technology systems;

•	anti-bribery and anti-corruption laws;

•	potential conflicts of interest arising from certain of our directors and officers serving as directors and officers of other companies in the natural resources sector;

Industry Risks

•	inherent hazards of mining exploration, development, and operating activities;

•	a shortage of skilled labor, equipment, and supplies;

•	the accuracy of calculations of mineral reserves and mineral resources and mineralized material and fluctuations therein based on metal prices, estimated costs, and inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which our exploration and development operations are subject could result in increased operating costs or our ability to operate at all; and

•	changes in greenhouse gas emissions regulations and standards could result in increased operating costs or our ability to operate at all.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this prospectus supplement and in the accompanying base prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and in the accompanying base prospectus. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the information under “Risk Factors” beginning on page S-3 of this prospectus supplement and page 4 of the accompanying base prospectus.

Business of the Company

Vista Gold Corp. and its subsidiaries operate as a development stage company in the gold mining industry. Vista does not currently generate cash flows from mining operations. The Company’s flagship asset is the Mt Todd gold project (“Mt Todd” or the “Project”) in Northern Territory, Australia. Mt Todd is among the largest development stage opportunities in Australia. A feasibility study was completed in 2022 and updated in 2024 demonstrating strong economics for development of a 50,000 tpd operation. All major operating and environmental permits necessary to initiate development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and demonstrates multiple opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities. The Project offers strategic optionality through development as a large-scale project or a smaller-scale start-up with subsequent staged expansion.

For additional information on Mt Todd, see the Company’s December 31, 2023 Form 10-K, which is available on EDGAR at www.sec.gov and Vista's website at www.vistagold.com. Our website is referenced for informational purposes only and none of its contents are incorporated herein by reference.

Corporate Information

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” It amalgamated with Pecos Resources Ltd. during June 1985 and continued as Granges Exploration Ltd.  In June 1989, Granges Exploration Ltd. changed its name to Granges Inc.  Granges Inc. amalgamated with Hycroft Resources & Development Corporation during May 1995 and continued as Granges Inc. Effective November 1996, Da Capo Resources Ltd. and Granges Inc. amalgamated under the name “Vista Gold Corp.” and, effective December 1997, Vista continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory).  On June 11, 2013, Vista Gold continued from the Yukon Territory, Canada to British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of our offices are:

Executive Office	Registered and Records Office
8310 S Valley Hwy, Suite 300	1200 Waterfront Centre – 200 Burrard Street
Englewood, Colorado, USA 80127	Vancouver, British Columbia, Canada V7X 1T2
Telephone: (720) 981-1185	Telephone: (604) 687-5744

The Offering

Issuer:	Vista Gold Corp.

Offering:	Common shares having an aggregate offering price of up to $7,871,201.

Common Shares Outstanding After this Offering:	Up to 133,991,033 common shares, assuming a sales price of $0.72 per share, which was the closing price of our common shares on the NYSE American on October 15, 2024. The actual number of shares issued will vary depending on the sales price under this offering.*

Manner of Offering:	An “at-the-market” offering of common shares that may be made from time to time through our sales agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution” on page S-9.

Use of Proceeds:	We intend to use the net proceeds primarily for general corporate purposes, which may include operating expenses, working capital to continue to explore and optimize the Mt. Todd gold project, future acquisitions, general capital expenditures and satisfaction of any debt obligations. See the section entitled “Use of Proceeds” in this prospectus supplement.

Risk Factors:	Investing in the common shares involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement and on page 4 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections of our annual report on Form 10-K and our quarterly reports on Form 10-Q, and any amendments thereto, as filed with the SEC.

Tax Considerations:	Purchasing the common shares may have material adverse tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully. Investors should read the tax discussion in this prospectus supplement under the sections entitled “Certain Canadian Federal Income Tax Considerations for U.S. Residents” and “Certain Material U.S. Federal Income Tax Considerations.”

Listing Symbol:	Our common shares are listed for trading on the NYSE American and the TSX, in each case under the symbol “VGZ.”

* The number of common shares outstanding after this offering is based on approximately 123,058,809 common shares outstanding as of October 15, 2024, and a total offering of an aggregate of 10,932,224 common shares at an assumed public offering price of $0.72 per share, which was the last reported sale price of our common shares on the NYSE American on October 15, 2024, and excludes as of October 15, 2024, 50,000 common shares issuable upon the exercise of stock options outstanding at a weighted average exercise price of $0.51 per share, 2,767,673 common shares are underlying outstanding restricted stock units subject to future vesting conditions, 1,661,000 deferred share units outstanding and 7,877,208 additional common shares reserved for issuance under our stock option plan, our Long-Term Incentive Plan and our Deferred Share Unit Plan.

RISK FACTORS

Investing in the common shares involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before investing in the common shares. If any of the following risks actually occurs, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common shares.

The following is a short description of the risks and uncertainties which are more fully described under the section entitled “Risk Factors” on page 4 of the accompanying base prospectus. Investors should read the full description of the following risks as described in the accompanying base prospectus before making any investment decision.

Summary of Risk Factors

Operating Risks

•	We cannot be assured that our Mt Todd gold project is feasible or that a feasibility study will accurately forecast operating results.

•	Our Mt Todd gold project requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

•	If we decide to construct the mine at our Mt Todd gold project, we will be assuming certain reclamation obligations resulting in a material financial obligation.

•	We may not be able to get the required permits to begin construction at our Mt Todd gold project in a timely manner or at all.

•	There may be other delays in the construction of our Mt Todd gold project.

•	Increased costs could impede our ability to become profitable.

•	We cannot be assured that we will have an adequate water supply at our Mt Todd gold project.

•	We rely on third parties to fulfil their obligations under agreements.

•	Our exploration and development operations are subject to evolving environmental regulations.

•	We could be subject to environmental lawsuits.

•	We may have material undisclosed environmental liabilities of which we are not aware.

•	There may be challenges to our title to mineral properties.

•	Opposition to Mt Todd could have a material adverse effect.

•	Our exploration and development activities, strategic transactions, or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to add value.

Financial and Business Risks

•	We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term.

•	A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets and on our ability to raise capital and could result in lower than estimated economic returns.

•	Industry consolidation could result in the acquisition of a control position in the Company for less than fair value.

•	We may be unable to raise additional capital on favorable terms, or at all.

•	We face intense competition in the mining industry.

•	The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

•	Currency fluctuations may adversely affect our costs.

•	The Company is possibly classified as a “passive foreign investment company,” which would likely have adverse U.S. federal income tax consequences for U.S. shareholders.

•	Certain directors and officers may serve as directors and officers of other companies in the natural resources sector.

Industry Risks

•	Calculations of mineral reserves and mineral resources are estimates only and subject to uncertainty.

•	Estimated mineral reserves and mineral resources may be materially affected by other factors.

•	Feasibility studies are estimates only and subject to uncertainty.

•	Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

•	Mining exploration, development and operating activities are inherently hazardous.

•	Pending or future legislation involving climate change could result in increased operating costs.

•	Pending or future initiatives involving taxation could result in increased tax and operating costs.

Securities Risks

•	Our share price may be volatile and your investment in our Common Shares could suffer a decline in value.

•	Potential Dilution

•	Holders of our Common Shares may not receive dividends

•	We are subject to the continued listing criteria of the NYSE and the TSX and our failure to satisfy these criteria may result in delisting of our Common Shares.

General Risks

•	The Company may experience cybersecurity threats.

•	The Company is subject to anti-bribery and anti-corruption laws.

•	Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance.
•	We are or may become subject to data privacy laws, regulations, litigation and directives relating to our processing of personal information.

Additional Risks Related to the Offering

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common shares.

Sales of additional common shares in the public market pursuant to this offering could cause the market price of our common shares to decline. Although, there can be no assurance that all $7,871,201 worth of shares being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 10,932,224 common shares are sold during the term of the offering agreement with Wainwright, for example, at a price of $0.72 per share which was the last reported sale price of our common shares on the NYSE American on October 15, 2024, we will have outstanding an aggregate of 133,991,033 common shares, assuming no exercise of outstanding stock options, no vesting of outstanding restricted stock units and no issuance of deferred share units.

A substantial majority of the outstanding common shares and all of the shares sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, we have also registered all of the common shares that we may issue under our outstanding employee stock option plan, Long-Term Incentive Plan and Deferred Share Unit Plan and outstanding warrants. As of October 15, 2024, 50,000 common shares issuable upon the exercise of stock options outstanding at a weighted average exercise price of $0.51 per share, 2,767,673 common shares are underlying outstanding restricted stock units subject to future vesting conditions, 1,661,000 deferred share units outstanding and 7,877,208 additional common shares reserved for issuance under our stock option plan, our Long-Term Incentive Plan and our Deferred Share Unit Plan.

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include operating expenses, working capital to continue explore and optimize our Mt. Todd gold project, general capital expenditures and satisfaction of debt obligations. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common shares to decline.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

We cannot assure you that we will not need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

We do not anticipate paying dividends on our common shares in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common shares in the foreseeable future. As a result, a rise in the market price of our common shares, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our common shares for dividend income.

The common shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the offering agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the offering agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the offering agreement. The number of shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

You will suffer immediate and substantial dilution in the net tangible book value per common share that you purchase in this offering.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common shares is substantially higher than the as-adjusted net tangible book value per common share.  Therefore, investors purchasing common shares in this offering will pay a price per share that substantially exceeds the as-adjusted net tangible book value per share after this offering. Assuming that an aggregate of 10,932,224 common shares are sold at an assumed public offering price of $0.72 per share, the last reported sale price of our common shares on the NYSE American on October 15, 2024, for aggregate gross proceeds of $7,871,201, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $0.51 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share after giving effect to this offering. See “Dilution” for a more detailed discussion of the dilution you would incur if you purchase common shares in this offering.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the offering agreement with Wainwright.

The net proceeds from the sale of common shares offered by this prospectus supplement will be used for general corporate purposes, which may include operating expenses, working capital to continue to explore and optimize our Mt. Todd gold project, future acquisitions, general capital expenditures and satisfaction of debt obligations. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose.

Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of activities cannot be determined at this time.

DILUTION

If you purchase common shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common shares immediately after this offering. Our net tangible book value as of June 30, 2024 was approximately $20.14 million, or approximately $0.16 per share. Net tangible book value per share represents our total tangible assets less total liabilities as of June 30, 2024 divided by the number of common shares outstanding as of June 30, 2024.

After giving effect to the assumed sale by us of $7,871,201 aggregate sales price of our common shares in this offering at an assumed public offering price of $0.72 per share (the last reported sale price of our common shares on the NYSE American on October 15, 2024), and after deducting the estimated fees and commissions and estimated offering expenses payable by us (estimated at approximately $300,000), our as adjusted net tangible book value as of June 30, 2024 would have been approximately $27.8 million or approximately $0.21 per share. This represents an immediate increase in net tangible book value of approximately $0.05 per share to existing shareholders and an immediate dilution of approximately $0.51 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.72

Net tangible book value per share as of June 30, 2024	$0.16

Increase in net tangible book value per share attributable to new investors	$0.05

As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering		$0.21

Dilution per share to new investors in the offering		$0.51

The table above assumes for illustrative purposes that an aggregate of 10,932,224 common shares are sold at a price of $0.72 per share, the last reported sale price of our common shares on the NYSE American on October 15, 2024, for aggregate gross proceeds of $7,871,201. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.72 per share shown in the table above, assuming we sell the same $7,871,201 aggregate sales price of our common shares would result in the issuance of an aggregate of 6,451,804 shares, would increase our adjusted net tangible book value per share after this offering to $0.22 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.50 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.72 per share shown in the table above, assuming we sell the same $7,871,201 aggregate sales price of our common shares would result in the issuance of an aggregate of 35,778,188 shares, would result in an adjusted net tangible book value per share after this offering of $0.18 per share and would result in $0.54 dilution in net tangible book value per share to new investors in this offering, after deducting commissions and estimated aggregate offering expenses payable by us.

The number of common shares to be outstanding immediately after this offering is based on 122,289,164 common shares outstanding as of June 30, 2024, and excludes:

•	7,408,101 common shares issuable upon exercise of outstanding warrant at an exercise price of $1.25 per share;

•	50,000 common shares issuable upon exercise of outstanding stock options under our stock incentive plan as of June 30, 2024 at a weighted average exercise price of $0.51 per share;

•	2,661,673 common shares underlying restricted stock units outstanding as of June 30, 2024 and 1,661,000 common shares underlying deferred stock units outstanding as of June 30, 2024; and

•	7,856,243 additional common shares reserved for future issuance under our stock option plan, long term incentive plan and deferred share unit plan as of June 30, 2024.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay cash dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF SECURITIES DISTRIBUTED

Common Shares

The common shares will have all of the characteristics, rights and restrictions of our common shares. We are authorized to issue an unlimited number of common shares, without par value, of which 123,058,809 are issued and outstanding as at the date of this prospectus supplement. Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by our directors and to receive a pro rata share of our assets available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the common shares.

MARKET FOR COMMON SHARES

The Common Shares of Vista Gold are listed on the NYSE American under the trading symbol “VGZ”. On October 15, 2024, the last reported sales price of the common shares on the NYSE American was $0.72 per common share and on the TSX was C$0.99 per common share.

Exchange Controls

There are no governmental laws, decrees or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of Vista, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

PLAN OF DISTRIBUTION

We have entered into an offering agreement, as amended, with H.C. Wainwright, & Co., LLC (“Wainwright”), under which we may issue and sell our common shares having an aggregate gross sales price of up to $10,000,000 from time to time through Wainwright acting as a sales agent. Subsequently, we have sold common shares having an aggregate offering price of $2,128,799, leaving $7,871,201 of aggregate offering price under the offering agreement. Such agreement provides that sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act. The offering agreement and the amendments thereto have been filed as an exhibit to our registration statement on Form S-3 of which this prospectus supplement forms a part.

Wainwright will offer the common shares subject to the terms and conditions of the offering agreement on a daily basis or as otherwise agreed upon by us and Wainwright on any day that: (i) is a trading day for the NYSE American; (ii) we have instructed Wainwright by telephone to make such sales; and (iii) we have satisfied the conditions under Section 6 of the offering agreement. We will designate the maximum number of common shares to be sold through Wainwright on a daily basis. Subject to the terms and conditions of the offering agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the common shares so designated or determined. We or Wainwright may suspend the offering of common shares being made through Wainwright under the offering agreement upon proper notice to the other party.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common shares. Wainwright will be entitled to a placement fee of 2% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees, as provided in the offering agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the offering agreement, will be approximately $300,000.

Settlement for sales of common shares will occur at or prior to 10:00 a.m. (New York City time) on the first trading day following delivery of the shares issued (or such shorter settlement cycle as may be in effect under the Exchange Act from time to time), or at some other time that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us.. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common shares requested to be sold by us, subject to the conditions set forth in the offering agreement. In connection with the sale of the common shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the offering agreement will terminate upon the earlier of (i) the issuance and sale of all of the common shares subject to the offering agreement and (ii) the termination of the offering agreement as permitted therein. We may terminate the offering agreement at any time upon 5 days’ prior notice.

Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.

The TSX has conditionally approved the listing of the common shares offered by this prospectus supplement. Listing is subject to us fulfilling all of the requirements of the TSX. The NYSE American has authorized, upon official notice of issuance, the listing of the common shares offered hereunder.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention,

(i)	is resident solely in the United States,
(ii)	is entitled to the benefits of the Convention,
(iii)	holds all Common Shares as capital property,
(iv)	holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder,
(v)	deals at arm’s length with and is not affiliated with Vista Gold,
(vi)	does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, and
(vii)	is not an insurer that carries on business in Canada and elsewhere.

(each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) are generally not themselves entitled to the benefits of the Convention. However, members of or holders of an interest in such entities that hold Common Shares may be entitled to the benefits of the Convention for income derived through such entities. Such members or holders should consult their own tax advisors in this regard.

Generally, a holder’s Common Shares will be considered to be capital property of the holder provided that the holder is not a trader or dealer in securities, did not acquire, hold or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade and does not hold the Common Shares as inventory in the course of carrying on a business.

Generally, a holder’s Common Shares will not be “taxable Canadian property” of the holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX) unless both of the following conditions are met at any time during the 60 month period ending at the particular time:

(i)	the holder, persons with whom the holder does not deal at arm’s length, or any partnership in which the holder or persons with whom the holder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships, alone or in any combination, owned 25% or more of the issued shares of any class of the capital stock of Vista Gold; and
(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, or from any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of or interests in such properties.

In certain other circumstances, a Common Share may be deemed to be “taxable Canadian property” for purposes of the Canadian Tax Act.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes of or is deemed to dispose of one or more Common Shares generally should not incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of such disposition.

A U.S. Resident Holder to whom Vista Gold pays or is deemed to pay a dividend on the holder’s Common Shares will be subject to Canadian withholding tax, and Vista Gold will be required to withhold tax from the dividend and remit the withheld tax to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend (subject to reduction under the provisions of the Convention). Under the Convention, a U.S. Resident Holder who beneficially owns the dividend will generally be subject to Canadian withholding tax at the rate of 15% (or 5%, if the U.S. Resident Holder who beneficially owns the dividend is a company that is not fiscally transparent and which owns at least 10% of the voting stock of Vista Gold) of the gross amount of the dividend.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of the common shares acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of common shares pursuant to this prospectus supplement. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Convention”) and U.S. court decisions, that are in effect and available as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) are subject to special tax accounting rules with respect to common shares; (j) are partnerships or other “pass-through” entities (and partners or other owners thereof); (k) are S corporations (and shareholders thereof); (l) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (m) hold common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (n) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such entity or arrangement or partner (or other owner). Partners (or other owners) of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares.

We believe that it is possible that we may have been classified as a PFIC for our most recently completed tax year, and based on current business plans and financial expectations, we believe there is a possibility that we may be classified as a PFIC for our current tax year and in one or more future tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, our PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us. Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from certain related persons, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the purchase of common shares and the acquisition, ownership, and disposition of common shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to common shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of common shares and (b) any excess distribution received on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such common shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to common shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code, as discussed above) as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code, discussed above, that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to common shares only if the common shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the common shares are “regularly traded” as described in the preceding sentence, the common shares are expected to be marketable stock. There can be no assurance that the common shares will be “regularly traded” in the current or any subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the common shares, over (ii) the fair market value of such common shares (but only to the extent of the net amount of previously included income (as reduced by the amounts previously allowed as deductions) as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that has not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

In addition, a U.S. Holder who acquires common shares from a decedent will not receive a “step up” in tax basis of such common shares to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the common shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention, or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the common shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of common shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the common shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of common shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the common shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying base prospectus solely for the purpose of offering the common shares. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying base prospectus, and reference should be made to the accompanying base prospectus for full particulars thereof.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement.

(a)	the Annual Report on Form 10-K of the Company, for the year ended December 31, 2023, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, together with the auditors’ reports thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2023 and 2022, as filed with the SEC on March 14, 2024;

(b)	the Company’s Proxy Statement on Schedule 14A, dated March 19, 2024, in connection with the Company’s April 30, 2024 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 19, 2024;

(c)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended March 31, 2024, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2024 and for the three months ended March 31, 2024 and 2023 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended March 31, 2024 and 2023, as filed with the SEC on May 2, 2024;

(d)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended June 30, 2024, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at June 30, 2024 and for three and six months ended June 30, 2024 and 2023 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended June 30, 2024 and 2023, as filed with the SEC on July 29, 2024;

(e)	the Company’s Current Report on Form 8-K as filed on January 5, 2024, January 18, 2024, February 15, 2024, February 28, 2024, March 4, 2024 and May 2, 2024;

(f)	the description of the Company’s common stock contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement but before the end of the offering of the securities made by this prospectus supplement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

8310 S Valley Hwy, Suite 300

Englewood, Colorado 80127

Attention: Douglas Tobler, Chief Financial Officer

Any statement contained in the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any free writing prospectus (unless otherwise specifically indicated therein) or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded.

You should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. You should not assume that the information in this prospectus supplement, the accompanying base prospectus, any free writing prospectus or any document incorporated herein or therein, is accurate as of any date other than the date on the front cover of the applicable document.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The consolidated financial statements of the Company, at December 31, 2023, have been audited by Davidson & Company LLP (“Davidson”), of Vancouver Canada, an Independent Registered Public Accounting Firm and the consolidated financial statements of the Company at December 31, 2022 have been audited by Plant & Moran, PLLC (“Plant Moran”), of Denver, Colorado, an Independent Registered Public Accounting Firm. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The transfer agent and registrar for Common Shares is Computershare Investor Services Inc. at the principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein has been derived from reports, statements or opinions prepared or certified by Tetra Tech, Inc., Rex Clair Bryan, Thomas L. Dyer, Amy L. Hudson, April Hussey, Chris Johns, Max Johnson, Deepak Malhotra, Maurie Marks, Zvonimir Ponos, Vicki Scharnhorst, Keith Thompson, and John W. Rozelle, and this information has been included in reliance on such companies and persons’ expertise. Each of Tetra Tech, Inc., Rex Clair Bryan, Thomas L. Dyer, Amy L. Hudson, April Hussey, Chris Johns, Max Johnson, Deepak Malhotra, Maurie Marks, Zvonimir Ponos, Vicki Scharnhorst, Keith Thompson, and John W. Rozelle is a qualified person as such term is defined S-K 1300.

None of Tetra Tech, Inc., Rex Clair Bryan, Thomas L. Dyer, Amy L. Hudson, April Hussey, Chris Johns, Max Johnson, Deepak Malhotra, Maurie Marks, Zvonimir Ponos, Vicki Scharnhorst, Keith Thompson, and John W. Rozelle each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The current auditors of the Company are Davidson. Davidson reports that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. Davidson is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2023 and for the year ended December 31, 2023 have been audited by Davidson and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting. The audited consolidated financial statements of the Company as at December 31, 2022 and for the year ended December 31, 2022 have been audited by a prior auditor, Plante & Moran, PLLC and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this prospectus supplement will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law. Wainwright is being represented in connection with this offering in the United States by Ellenoff Grossman & Schole LLP and in Canada by Stikeman Elliott LLP.

No expert or counsel named in this prospectus supplement as having prepared or having certified any part of this prospectus supplement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE TO FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This prospectus supplement and the accompanying base prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

VISTA GOLD CORP.

$50,000,000
Common Shares
Warrants
Subscription Receipts
Units

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount*
Securities and Exchange Commission Registration Fee	$7,655
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	15,000
Printing and Engraving Expenses	2,500
Miscellaneous Expenses	2,500
Total	$67,655

*Except for Securities and Exchange Commission Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the shelf registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 19.2 of the Company’s Articles (the “Articles”) provides that to the extent not prohibited by the Business Corporations Act (British Columbia) (the “Act”) and regulations thereunder the Company must indemnify its past and present directors and officers of the Company and past and present directors and officers of another corporation at the request of the Company or at a time when the corporation was an affiliate of the Company, or an individual who at the request of the Company, is or was, or holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity (collectively, an “Eligible Party”) and the heirs and legal representatives of Eligible Parties, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of (collectively an “Eligible Penalty”) any legal proceeding or investigative action, whether current, threatened, pending or completed (collectively, a “Proceeding”). In addition, Section 19.2 of the Articles provide that following the disposition of the Proceeding, the Company must pay the expenses, actually and reasonably incurred by the Eligible Party in respect of that Proceeding.

Section 160 of the Act authorizes the Company to indemnify Eligible Parties against all Eligible Penalties awarded or imposed in a Proceeding, and pay the expenses actually or reasonably incurred by an Eligible Party in respect of that Proceeding. Section 165 of the Act and Section 19.6 of the Articles provide that the Company may purchase and maintain liability insurance for the benefit of such Eligible Parties.

Section 161 of the Act provides that after the final disposition of a Proceeding, the Company must pay the expenses actually and reasonably incurred by an Eligible Party in respect of that Proceeding if the Eligible Party has not been reimbursed for those expenses and is wholly or substantially successful, on the merits or otherwise, in the outcome of the Proceeding.

Section 162 of the Act provides that the Company has the authority to pay expenses to an Eligible Party in advance of a final disposition of a Proceeding so long as the Company first receives a written undertaking from the Eligible Party that the Eligible Party will repay the amounts advanced if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the Act. In addition, Section 19.4 of the Articles obligates the Company to pay, in advance, expenses actually and reasonably incurred by the Eligible Party in respect of a Proceeding, unless prohibited by applicable law or court order.

Notwithstanding Sections 160, 161 or 162, Section 163(1) of the Act prohibits indemnification or paying the expenses of an Eligible Party if:

(a)	the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)	indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	in relation to the subject matter of the Proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)	in the case of a Proceeding other than a civil Proceeding, the Eligible Party did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the Proceeding was brought was lawful.

Notwithstanding Section 162, Section 163(2) of the Act provides that the Company must not indemnify or pay the expenses of an Eligible Party if a Proceeding is brought against an Eligible Party by or on behalf of the Company or by or on behalf of an associated corporation.

Section 19.5 of the Articles provides that notwithstanding any other provision of Part 19 of the Articles, the Company is not obligated to make any payment that is prohibited by the Act or a court order.

Section 164 of the Act provides whether or not payment of expenses or indemnification has been sought, authorized or declined, on application of a Company or an Eligible Party, the Supreme Court of British Columbia (the “Court”) may do one or more of the following:

(a)	order the Company to indemnify an Eligible Party against any liability incurred by the Eligible Party in respect of an eligible Proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an Eligible Party in respect of Proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

(e)	make any other order the Court considers appropriate.

The Company indemnifies its directors and executive officers, as well as their heirs and representatives, pursuant to indemnification agreements it has entered into with each such director and executive officer, against all liabilities and obligations, including legal fees and costs of investigation and defense of claims, as well as amounts paid to settle claims or satisfy judgments, that these directors and officers may incur in such capacities. While some of these agreements provide that the Company will indemnify such director or officer regardless of conduct or fault of that person, the agreements also provide that we may only make such indemnification payments as permitted by applicable law. The agreements provide that the Company’s obligations under the agreements are not diminished or otherwise affected by, among other things, any officers’ liability insurance placed by or for the benefit of the indemnitee, the Company or any entity related to either.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
1.2	At the Market Offering Agreement dated November 22, 2017 (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K filed on November 22, 2017)
1.3	Amendment No.1 to the At the Market Offering Agreement dated June 24, 2020 (incorporated by reference to Exhibit 1.2 to the Registrant’s Form 8-K filed on June 25, 2020)
1.4	Amendment No.2 to the At the Market Offering Agreement dated December 10, 2021 (incorporated by reference to Exhibit 1.3 to the Registrant’s Form 8-K filed on December 13, 2021)
3.1	Certificate of Continuation, previously filed as Exhibit 3.1 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated by reference herein (File No. 1-9025)
3.2	Notice of Articles, previously filed as Exhibit 3.2 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated herein by reference (File No. 1-9025)
3.3	Articles, previously filed as Exhibit 3.3 to the Corporation’s Form 8-K dated June 12, 2013and incorporated herein by reference (File No. 1-9025)
4.1	Form of Warrant Indenture*
4.2	Form of Warrant Certificate*
4.3	Form of Subscription Receipt Agreement*
4.4	Form of Unit Agreement*
5.1	Opinion of Borden Ladner Gervais LLP
5.2	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Plante & Moran, PLLC, Denver, Independent Registered Public Accounting Firm
23.2	Consent of Davidson & Company LLP, Vancouver, Canada, Chartered Professional Accountants
23.3	Consent of Tetra Tech, Inc.
23.4	Consent of Maurie Marks
23.5	Consent of Rex Clair Bryan
23.6	Consent of Thomas L. Dyer
23.7	Consent of Amy L. Hudson
23.8	Consent of April Hussey
23.9	Consent of Chris Johns
23.10	Consent of Max Johnson
23.11	Consent of Deepak Malhotra
23.12	Consent of Zvonimir Ponos
23.13	Consent of Vicki Scharnhorst
23.14	Consent of Keith Thompson
23.15	Consent of John Rozelle
23.16	Consent of Borden Ladner Gervais LLP (included in Exhibits 5.1 and 5.2)
24.1	Powers of Attorney (filed with signature page hereto)
107	Filing Fee Table

* To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized. The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

VISTA GOLD CORP. (Registrant)

Dated: October 17, 2024	By:	/s/ Frederick H. Earnest
Frederick H. Earnest,
Chief Executive Officer

Dated: October 17, 2024	By:	/s/ Douglas L. Tobler
Douglas L. Tobler
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Frederick H. Earnest and Douglas L. Tobler his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Signature	Capacity	Date
/s/ Frederick H. Earnest	Principal Executive Officer, Director and Authorized Representative in the United States	October 17, 2024
Frederick H. Earnest

/s/ Douglas Tobler	Principal Financial and Accounting Officer	October 17, 2024
Douglas Tobler

/s/ John M. Clark	Director	October 17, 2024
John M. Clark

/s/ Deborah J. Friedman	Director	October 17, 2024
Deborah J. Friedman

/s/ Patrick F. Keenan	Director	October 17, 2024
Patrick F. Keenan

/s/ Tracy A. Stevenson	Director	October 17, 2024
Tracy A. Stevenson

/s/ Michel Sylvestre	Director	October 17, 2024
Michel Sylvestre

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
1.2	At the Market Offering Agreement dated November 22, 2017 (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K filed on November 22, 2017)
1.3	Amendment No.1 to the At the Market Offering Agreement dated June 24, 2020 (incorporated by reference to Exhibit 1.2 to the Registrant’s Form 8-K filed on June 25, 2020)
1.4	Amendment No.2 to the At the Market Offering Agreement dated December 10, 2021 (incorporated by reference to Exhibit 1.3 to the Registrant’s Form 8-K filed on December 13, 2021)
3.1	Certificate of Continuation, previously filed as Exhibit 3.1 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated by reference herein (File No. 1-9025)
3.2	Notice of Articles, previously filed as Exhibit 3.2 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated herein by reference (File No. 1-9025)
3.3	Articles, previously filed as Exhibit 3.3 to the Corporation’s Form 8-K dated June 12, 2013and incorporated herein by reference (File No. 1-9025)
4.1	Form of Warrant Indenture*
4.2	Form of Warrant Certificate*
4.3	Form of Subscription Receipt Agreement*
4.4	Form of Unit Agreement*
5.1	Opinion of Borden Ladner Gervais LLP
5.2	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Plante & Moran, PLLC, Denver, Independent Registered Public Accounting Firm
23.2	Consent of Davidson & Company LLP, Vancouver, Canada, Chartered Professional Accountants
23.3	Consent of Tetra Tech, Inc.
23.4	Consent of Maurie Marks
23.5	Consent of Rex Clair Bryan
23.6	Consent of Thomas L. Dyer
23.7	Consent of Amy L. Hudson
23.8	Consent of April Hussey
23.9	Consent of Chris Johns
23.10	Consent of Max Johnson
23.11	Consent of Deepak Malhotra
23.12	Consent of Zvonimir Ponos
23.13	Consent of Vicki Scharnhorst
23.14	Consent of Keith Thompson
23.15	Consent of John Rozelle
23.16	Consent of Borden Ladner Gervais LLP (included in Exhibits 5.1 and 5.2)
24.1	Powers of Attorney (filed with signature page hereto)
107	Filing Fee Table

* To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.